UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 7, 2019
Mettler Toledo International Inc
(Exact name of registrant as specified in its charter)

Delaware	File No.	001-13595	13-3668641
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1900 Polaris Parkway
Columbus	OH
and Im Langacher, P.O. Box MT-100 CH Greifensee, Switzerland		43240	and 8606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 1-614-438-4511 and +41-44-944-22-11

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2019, Mettler-Toledo International Inc. (the “company”) stated that Simon Kirk, Head of Product Inspection, and Michael Heidingsfelder, Head of Industrial, will retire from their roles of Division Head at the end of this year. Both will stay with the company a few more months to ensure a smooth transition.

Effective January 1, 2020, Peter Aggersbjerg will become Head of Divisions & Operations. In connection with his additional responsibilities, the company entered into a new employment agreement with Mr. Aggersbjerg where his salary increased from CHF 318,200 gross per annum to CHF 435,000 gross per annum, effective January 1, 2020. The other material terms of the new employment agreement are consistent with his current agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METTLER-TOLEDO INTERNATIONAL INC.

Date: November 8, 2019	By:	/s/ Michelle M. Roe

Michelle M. Roe
General Counsel